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                                                                    EXHIBIT 23.2

                NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

    Section 11(a) of the Securities Act of 1933, as amended, provides that if a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

    On April 11, 2002, Sirius Satellite Radio Inc. dismissed Arthur Andersen LLP ('Andersen') as its independent auditors and appointed Ernst & Young LLP as its independent auditors. Prior to the date of this Annual Report on Form 10-K which is incorporated by reference into Sirius Satellite Radio Inc.'s filings on Form S-8 Nos. (333-81914, 333-74752, 333-65473, 333-15085, 33-95118, 33-92588,
333-31362, 333-62818, 333-81914, 333-100083 and 333-101515) and Form S-3 Nos.
(333-64344, 333-65602, 333-52893, 333-85847 and 333-86003), the Andersen partner responsible for the audit of the financial statements of Sirius Satellite Radio Inc. as of December 31, 2001 and for the year then ended resigned from Andersen. As a result, after reasonable efforts, Sirius Satellite Radio Inc. has been unable to obtain Andersen's written consent to the incorporation by reference into Sirius Satellite Radio Inc.'s filings on Form S-8 Nos. (333-81914, 333-74752, 333-65473, 333-15085, 33-95118, 33-92588, 333-31362, 333-62818,
333-81914, 333-100083, 333-101515, 333-106020 and 333-111221) and Form S-3 Nos.
(333-64344, 333-65602, 333-52893, 333-85847, 333-86003, 333104406 and
333-108387) of its audit reports with respect to Sirius Satellite Radio Inc.'s financial statements as of December 31, 2001 and for the year then ended. Under these circumstances, Rule 437a under the Securities Act permits us to file this Annual Report on Form 10-K without a written consent from Andersen. However, as a result, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its previously issued report into Sirius Satellite Radio Inc.'s filings on Form S-8 Nos. (333-81914, 333-74752, 333-65473, 333-15085, 33-95118, 33-92588, 333-31362, 333-62818,
333-81914, 333-100083, 333-101515, 333-106020 and 333-111221) and Form S-3 Nos.
(333-64344, 333-65602, 333-52893, 333-85847, 333-86003, 333-104406 and
333-108387).